Exhibit 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in the SAN Holdings, Inc. Registration Statement on Form SB-2 of our report dated March 19, 2001 relating to the consolidated financial statements of SAN Holdings, Inc. and subsidiaries as of and for the year ended December 31, 2000 which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

                                                                                                  /s/ Causey Demgen & Moore Inc.
                                                                                                  CAUSEY DEMGEN & MOORE INC.

Denver, Colorado
April 24, 2002